Exhibit 8.2

May 22, 2015

Canadian Imperial Bank of Commerce

Commerce Court

Toronto, Ontario

Canada M5L 1A2

RE:	Canadian Imperial Bank of Commerce
Issue of Autocallable Equity Linked Notes

Ladies and Gentlemen:

We have acted as Canadian special counsel to Canadian Imperial Bank of Commerce (the “Bank”) in connection with the issuance of (i) $35,000 aggregate principal amount of Autocallable Equity Linked Notes due May 22, 2018 Linked to 3D Systems Corporation (the “DDD Notes”), (ii) $72,000 aggregate principal amount of Autocallable Equity Linked Notes due May 22, 2018 Linked to Chicago Bridge & Iron Company N.V. (the “CBI Notes”), (iii) $397,000 aggregate principal amount of Autocallable Equity Linked Notes due May 22, 2018 Linked to Regeneron Pharmaceuticals, Inc. (the “REGN Notes”) and (iv) $991,000 aggregate principal amount of Autocallable Equity Linked Notes due May 22, 2018 Linked to Weatherford International plc (the “WFT Notes” and, together with the DDD Notes, the CBI Notes and the REGN Notes, the “Notes”), as described in the Bank’s Pricing Supplement with respect to the Notes dated May 22, 2015 (the “Pricing Supplement”), to the Prospectus Supplement dated April 30, 2015 and the Prospectus dated April 30, 2015 contained in the Registration Statement on Form F-3, File No. 333-202584 (the “Registration Statement”). Subject to the qualifications, assumptions, limitations and understandings set out therein, the statements as to matters of the federal laws of Canada set forth under the heading “Certain Canadian Income Tax Consequences” in the Pricing Supplement are an accurate summary, in all material respects, as at the date hereof, of the principal Canadian federal income tax considerations generally applicable to holders of Notes, as applicable, described therein.

We hereby consent to the filing of this opinion as an exhibit to a Form 6-K of the Bank filed with the Securities and Exchange Commission and thereby incorporated by reference into the Bank’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP